Exhibit 10.11 (b)

AMENDMENT ONE
TO THE
CHARTER COMMUNICATIONS, INC.
2001 STOCK INCENTIVE PLAN

     This Amendment (the “Amendment”) to the Charter Communications Inc. 2001 Stock Incentive Plan is dated as of June 6, 2001.

Section 2.16 of the Plan is hereby amended in its entirety to read as follows:

“Eligible Individual” means any of the following individuals who is designated by the Committee in its discretion as eligible to receive Options or Awards subject to the conditions set forth herein: (a) any director, officer or employee of the Company or a Subsidiary or Affiliate of the Company, (b) any individual to whom the Company, or a Subsidiary or an Affiliate of the Company, has extended a formal offer of employment, or (c) any consultant or advisor of the Company or a Subsidiary. Notwithstanding the foregoing, the eligibility and/or participation of those employees represented by a collective bargaining representative shall be governed solely by the results of good faith negotiations between the Company and such employees’ representative and/or by the express terms of any collective bargaining agreement resulting therefrom.